Exhibit 5.1
[KIRKLAND & ELLIS LLP LETTERHEAD]
November 21, 2006
NRG Energy, Inc.
and the Guarantors set forth on Exhibit A
211 Carnegie Center
Princeton, New Jersey 08540

Re:	Registration Statement on Form S-3 (Registration No. 333-130549)
Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special legal counsel to NRG Energy, Inc., a Delaware corporation (the “Issuer”), and the guarantors set forth on Exhibit A hereto (the “Guarantors” and, collectively with the Issuer, the “Registrants”). This opinion letter is being delivered in connection with the issuance and sale by the Issuer of $1,100,000,000 in aggregate principal amount of the Issuer’s 7.375% Senior Notes due 2017 (the “Notes”) pursuant to a Registration Statement on Form S-3 (Registration No. 333-130549) as filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2005, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).
     The obligations of the Issuer under the Notes will be guaranteed by, among others, the Guarantors (the “Guarantees”). The Notes are to be issued pursuant to the Indenture (the “Base Indenture”), dated as of February 2, 2006, among the Issuer and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of November 21, 2006, among the issuer, the Guarantors, certain other guarantors named therein and the Trustee (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Pursuant to the Indenture, the Guarantors, along with other guarantors, will guarantee the obligations of the Issuer under the Notes.
     In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Notes and the Guarantees, (ii) organizational documents of the Registrants, (iii) the Indenture and (iv) the Registration Statement.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection

NRG Energy, Inc.
November 21, 2006

with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.
     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
     Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, the Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors.
     We hereby consent to the filing of this opinion with the Commission to be incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of California, Delaware and New York or the federal law of the United States. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of California, Delaware or New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the issuance and sale of the Notes and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

Exhibit A
Arthur Kill Power LLC, a Delaware limited liability company
Astoria Gas Turbine Power LLC, a Delaware limited liability company
Berrians I Gas Turbine Power LLC, a Delaware limited liability company
Big Cajun II Unit 4 LLC, a Delaware limited liability company
Cabrillo Power I LLC, a Delaware limited liability company
Cabrillo Power II LLC, a Delaware limited liability company
Commonwealth Atlantic Power LLC, a Delaware limited liability company
Conemaugh Power LLC, a Delaware limited liability company
Connecticut Jet Power LLC, a Delaware limited liability company
Devon Power LLC, a Delaware limited liability company
Dunkirk Power LLC, a Delaware limited liability company
Eastern Sierra Energy Company, a California corporation
El Segundo Power, LLC, a Delaware limited liability company
El Segundo Power II LLC, a Delaware limited liability company
GCP Funding Company, LLC, a Delaware limited liability company
Hanover Energy Company, a California corporation
Hoffman Summit Wind Project, LLC, a Delaware limited liability company
Huntley IGCC LLC, a Delaware limited liability company
Huntley Power LLC, a Delaware limited liability company
Indian River IGCC LLC, a Delaware limited liability company
Indian River Operations Inc., a Delaware corporation
Indian River Power LLC, a Delaware limited liability company
James River Power LLC, a Delaware limited liability company
Kaufman Cogen LP, a Delaware limited partnership
Keystone Power LLC, a Delaware limited liability company
Lake Erie Properties Inc., a Delaware corporation
Long Beach Generation LLC, a Delaware limited liability company
Louisiana Generating LLC, a Delaware limited liability company
Middletown Power LLC, a Delaware limited liability company
Montville IGCC LLC, a Delaware limited liability company
Montville Power LLC, a Delaware limited liability company
NEO California Power LLC, a Delaware limited liability company
NEO Chester-Gen LLC, a Delaware limited liability company
NEO Freehold-Gen LLC, a Delaware limited liability company
NEO Landfill Gas Holdings Inc., a Delaware corporation
NEO Power Services Inc., a Delaware corporation
New Genco GP, LLC, a Delaware limited liability company
New Genco LP, LLC, a Delaware limited liability company
Norwalk Power LLC, a Delaware limited liability company
NRG Affiliate Services Inc., a Delaware corporation
NRG Arthur Kill Operations Inc., a Delaware corporation
NRG Asia-Pacific, Ltd., a Delaware corporation
NRG Astoria Gas Turbine Operations Inc., a Delaware corporation
NRG Bayou Cove LLC, a Delaware limited liability company
NRG Cabrillo Power Operations Inc., a Delaware corporation
NRG Cadillac Operations Inc., a Delaware corporation
NRG California Peaker Operations LLC, a Delaware limited liability company
NRG Connecticut Affiliate Services Inc., a Delaware corporation
NRG Devon Operations Inc., a Delaware corporation
NRG Dunkirk Operations Inc., a Delaware corporation
NRG El Segundo Operations Inc., a Delaware corporation
NRG Generation Holdings, Inc., a Delaware corporation
NRG Huntley Operations Inc., a Delaware corporation
NRG International LLC, a Delaware limited liability company

NRG Kaufman LLC, a Delaware limited liability company
NRG Mesquite LLC, a Delaware limited liability company
NRG MidAtlantic Affiliate Services Inc., a Delaware corporation
NRG Middletown Operations Inc., a Delaware corporation
NRG Montville Operations Inc., a Delaware corporation
NRG New Jersey Energy Sales LLC, a Delaware limited liability company
NRG New Roads Holdings LLC, a Delaware limited liability company
NRG North Central Operations Inc., a Delaware corporation
NRG Northeast Affiliate Services Inc., a Delaware corporation
NRG Norwalk Harbor Operations Inc., a Delaware corporation
NRG Operating Services, Inc., a Delaware corporation
NRG Oswego Harbor Power Operations Inc., a Delaware corporation
NRG Power Marketing Inc., a Delaware corporation
NRG Rocky Road LLC, a Delaware limited liability company
NRG Saguaro Operations Inc., a Delaware corporation
NRG South Central Affiliate Services Inc., a Delaware corporation
NRG South Central Generating LLC, a Delaware limited liability company
NRG South Central Operations Inc., a Delaware corporation
NRG South Texas LP, a Delaware limited partnership
NRG Texas LLC, a Delaware limited liability company
NRG Texas LP, a Delaware limited partnership
NRG West Coast LLC, a Delaware limited liability company
NRG Western Affiliate Services Inc., a Delaware corporation
Oswego Harbor Power LLC, a Delaware limited liability company
Padoma Wind Power, LLC, a Delaware limited liability company
Saguaro Power LLC, a Delaware limited liability company
San Juan Mesa Wind Project II, LLC, a Delaware limited liability company
Somerset Operations Inc., a Delaware corporation
Somerset Power LLC, a Delaware limited liability company
Texas Genco Financing Corp., a Delaware corporation
Texas Genco LP, LLC, a Delaware limited liability company
Texas Genco Operating Services, LLC, a Delaware limited liability company
Vienna Operations Inc., a Delaware corporation
Vienna Power LLC, a Delaware limited liability company
WCP (Generation) Holdings LLC, a Delaware limited liability company
West Coast Power LLC, a Delaware limited liability company